EXHIBIT 99.1

                 STATEMENT OF CHIEF EXECUTIVE OFFICER REGARDING
            FACTS AND CIRCUMSTANCES RELATING TO EXCHANGE ACT FILINGS


I, Stephen D. Wilson state and certify as follows:

         The financial statements filed with the report on Form 10-QSB for the period ended March 31, 2003 fully comply with the requirements of Sections
13(a) and 15(d) of the Securities Exchange Act of 1934 and that the information contained in said periodic report fairly presents, in all material respects, the financial condition and results of operations of California Clean Air, Inc.

         This Statement is submitted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.



Dated: August 21, 2003                                 /s/ STEPHEN D. WILSON